Exhibit 23.5

CONSENT OF INTERNATIONAL METALLURGICAL & ENVIRONMENTAL INC.

The undersigned hereby consents to the inclusion in or incorporation by reference in (i) the Form 10-K of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended November 30, 2021 and (ii) the registration statements on Form S-3 (No. 333-234164) and Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149, No. 333-234417 and No. 333-257095) (the “Registration Statements”) of Trilogy Metals Inc. filed with the SEC, to any amendments or post-effective amendments to the Registration Statements and to any prospectuses or prospectus supplements thereto, of references to International Metallurgical & Environmental Inc.’s name and to the use of the technical reports titled (x) “Arctic Feasibility Study, Alaska, USA, NI 43-101 Technical Report” dated effective August 20, 2020 and released October 2, 2020 and (y) “NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA” dated February 11, 2022, with an effective date of December 31, 2021 (the “Technical Reports”), and the use of scientific and technical information, including any reserve and resource estimates, from the Technical Reports (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: February 9, 2022

International Metallurgical & Environmental Inc.

/s/ Jeffrey Austin
Name: Jeffrey B. Austin Title: President